Exhibit 10.5


         LOCK-UP AGREEMENT REGARDING THE ISSUANCE OF PUBCO MERGER SHARES
                                       OF
                     DOBI MEDICAL SYSTEMS, INC. COMMON STOCK


         _____________ ("Holder") understands that DOBI Medical Systems, Inc., a Delaware corporation ("DOBI" or the "Company") plans to enter into a reverse merger transaction (the "Reverse Merger") with a publicly-traded company (hereinafter called "Pubco"), concurrent with a private placement of Pubco equity securities by Pubco (such private placement, together with the Reverse Merger, the "Funding Transactions"). The Holder understands that as a result of the Funding Transactions, Pubco will then be the sole stockholder of the Company. DOBI and Pubco expect to close the Funding Transactions within the next several days.

         The Holder is the record and beneficial holder of __________ shares (the "Holder's Shares," which term includes the Pubco Common Stock (hereinafter defined) issued or issuable to the Holder in the Reverse Merger) of common stock of DOBI ("DOBI Common Stock"), and all DOBI Common Stock (other than shares of DOBI Common Stock as to which the holders prefect and enforce their appraisal rights pursuant to Delaware General Corporation Law Section 262) will be converted into common stock of Pubco ("Pubco Common Stock") in connection with the Reverse Merger. The Holder, together with _________________, are hereinafter referred to as the "Founders" of the Company. The Founders are, severally, the holders of an aggregate of 20,076,855 shares (the "Founders' Shares") of DOBI Common Stock. As used herein, the term "Founder's Shares" includes the Pubco Common Stock issuable or issued in the Reverse Merger in exchange for the DOBI Common Stock which constitutes the Founders' Shares.

         To induce Pubco to enter into and carry out the Funding Transactions, the Holder hereby agrees not to, directly or indirectly, (1) publicly sell, contract to sell or otherwise transfer such Founders' Common Stock beneficially owned by him, or (2) privately sell, contract to sell or otherwise transfer (unless the proposed transferee agrees to be bound by the restrictions on transfer contained herein) any such Founders' Common Stock beneficially owned by him, prior to the second anniversary of the closing of the Reverse Merger.

         Notwithstanding the lock-up provisions above, the Holder shall be permitted to sell (subject to applicable federal and state securities laws) (i) 25% of the Holder's Shares if the Company's total revenue for the year ending December 31, 2004, is at least $4.1 million, and (ii) another 25% of the Holder's Shares upon the Company's receipt of FDA approval to market the ComfortScan(TM) system in the United States.

         Pubco, acting with the consent of its financial advisors, may further waive in writing any provision of this lock-up agreement and the lock-up agreements executed by the other Founders if and only if (i) any such waiver is simultaneously applicable to all holders of the Founders' Shares, and (ii) at least 5 business days' advance written notice of such waiver is provided to all holders of the Founders' Shares. In the event that a particular waiver applies to less than all Founders' Shares, the waiver shall be allocated pro rata among all holders of the Founders' Shares.

         If the Holder does not execute and return this lock-up agreement to the Company on or before 5:00 P.M., Eastern United States time, on December 5, 2003, the Company may not be able to consummate the Funding Transactions. If the Funding Transactions are consummated notwithstanding the Holder's refusal or other failure to execute and return this lock-up agreement to the Company, the Holder will not be entitled to include any of the Founder's Shares owned by the Holder in the registration statement which Pubco will file no sooner than April 1, 2003, and use its best efforts to file by May 1, 2003.

         By signing and returning this agreement, Holder (i) represents and consents that Holder has full power and authority to enter into this lock-up agreement, and that, upon request, Holder will execute any additional documents necessary or desirable in connection with this lock-up agreement and its enforcement; and (ii) understands that this lock-up agreement is irrevocable by Holder, and the Holder's obligations hereunder shall be binding on Holder, his heirs, successors and assigns.

         In order to enable the provisions of this agreement to be enforced, the Holder hereby consents to the placing of a legend and/or stop-transfer order with the transfer agent of Pubco Common Stock with respect to any of the Pubco Common Stock registered in Holder's name or beneficially owned by Holder.

         Whether or not the Funding Transactions actually occur depends on a number of factors. Notwithstanding the foregoing, the terms of this lock-up agreement will expire in the event that the Funding Transactions are not consummated on or before December 31, 2003.

Acknowledged and Agreed this __ December, 2003.

HOLDER:


------------------------------
[Name]


ACCEPTED:


DOBI Medical Systems, Inc., a Delaware corporation


By: ______________________________
     Michael R. Jorgensen
     Chief Financial Officer